Explanatory Note

Flower Turbines, Inc. has prepared this Form 1-A/A solely for the purpose of updating Exhibit 13.

EXHIBITS

1.0	Posting Agreement with StartEngine Primary LLC (1)

2.1	Certificate of Incorporation (2)

2.2	First Amendment to Certificate of Incorporation (3)

2.3	Bylaws (4)

4.1	Form of Subscription Agreement (5)

6.1	License Agreement with Dr. Mark Daniel Farb (6)

6.2	Stock Option Plan (7)

6.3	Employment Agreement with Dr. Mark Daniel Farb (8)

6.4	Employment Agreement with Warren Stoll. (9)

6.5	Quotation Agreement (10)

8	Escrow Services Agreement (11)

11	Consent of Fruci & Associates II (12)

12	Opinion of Alliance Legal Partners, Inc. (13)

13	Test the Waters Material (14)

1.	Filed as an exhibit to the Flower Turbines, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11330) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1739997/000110465923007524/tm2229852d2_ex1-0.htm.
2.	Filed as an exhibit to the Flower Turbines, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11330) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1739997/000110465923007524/tm2229852d2_ex2-1.htm.
3.	Filed as an exhibit to the Flower Turbines, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11330) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1739997/000110465923007524/tm2229852d2_ex2-2.htm.
4.	Filed as an exhibit to the Flower Turbines, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11330) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1739997/000110465923007524/tm2229852d2_ex2-3.htm.
5.	Filed as an exhibit to the Flower Turbines, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11330) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1739997/000110465923007524/tm2229852d2_ex4-1.htm.
6.	Filed as an exhibit to the Flower Turbines, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11330) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1739997/000110465923007524/tm2229852d2_ex6-1.htm.
7.	Filed as an exhibit to the Flower Turbines, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11330) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1739997/000110465923007524/tm2229852d2_ex6-2.htm.
8.	Filed as an exhibit to the Flower Turbines, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11330) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1739997/000110465923007524/tm2229852d2_ex6-3.htm.
9.	Filed as an exhibit to the Flower Turbines, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11330) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1739997/000110465923007524/tm2229852d2_ex6-4.htm.
10.	Filed as an exhibit to the Flower Turbines, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11330) and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1739997/000110465923007524/tm2229852d2_ex6-5.htm.
11.	Filed as an exhibit to the Flower Turbines, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11330) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1739997/000110465923007524/tm2229852d2_ex8.htm.
12.	Filed as an exhibit to the Flower Turbines, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11330) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1739997/000110465923007524/tm2229852d2_ex11.htm.
13.	Filed as an exhibit to the Flower Turbines, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11330) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1739997/000110465923007524/tm2229852d2_ex12.htm.
14.	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of New York, on February 16, 2023.

FLOWER TURBINES, INC.

By	/s/ Mark Daniel Farb
	Title:	Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

	Dated:	February 16, 2023